                                                                   EXHIBIT 10.31
                                PROMISSORY NOTE
                                ---------------


                                                                     Dated as of
                                                               ___________, 1997

Amount:  $_______________


          FOR VALUE RECEIVED, the undersigned Virtual Mortgage Network, Inc., a Nevada corporation ("Maker"), promises to pay to the order of _______________ ("Lender"), the principal sum of $___________, together with interest on the unpaid principal balance on the earlier of (i) March 6, 1997, or (ii) consummation of an initial public offering ("IPO") of the securities of the Maker (the "Maturity Date"), except as set forth in Section 3 below.

          1.   INTEREST RATE.
               -------------

          The unpaid principal under this Promissory Note shall bear interest at a rate of twelve percent (12%) per annum simple interest. Upon the Maker's failure to pay amounts due on the Maturity Date, the interest rate on this Note shall increase to fifteen percent (15%) per annum.

          2.   COMPUTATION.
               -----------

          Interest chargeable hereunder shall be calculated from the date hereof, and if increased to 15% pursuant to Section 1, from the Maturity Date, on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. Interest not paid when due shall be added to the unpaid principal balance and shall thereafter bear interest at the same rate as principal. All payments (including prepayments) hereunder are to be applied first to the payment of accrued interest and the balance remaining applied to the payment of principal.

          3.   PAYMENTS.
               --------

          Except as otherwise set forth herein, the unpaid principal under this Promissory Note plus all accrued but unpaid interest thereon shall be payable upon the Maturity Date. If the Maker has not repaid the principal amount together with interest on the Maturity Date pursuant to Section 1, the Maker then agrees to repay the principal amount together with accrued interest hereunder in equal monthly payments of principal and interest at fifteen percent (15%) per annum over a twelve month period. The first installment of such payments of principal and interest shall be due on April 6, 1997.

          4.   VOLUNTARY PREPAYMENT.
               --------------------

          Maker may, at any time, upon five (5) Business Days prior written notice to Lender, prepay the unpaid principal amount evidenced by this Promissory Note, in whole or in part, without penalty or premium, by paying to Lender, in cash or by wire transfer or immediately available federal funds, the amount of such prepayment. If any such prepayment is less than a full repayment, then such prepayment shall be applied first to the payment of accrued interest and the balance remaining applied to the payment of principal.

          5.   LAWFUL MONEY; DESIGNATED PLACES OF PAYMENT.
               ------------------------------------------

          All principal and interest due hereunder is payable in lawful money of the United States of America, in immediately available funds, at Lender's designated address not later than 6:00 p.m., Pacific time, on the day of payment.

          6.   WAIVERS.
               -------

          Except as set forth elsewhere herein, Maker, for itself and its legal representatives, successors, and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, notice of intent to accelerate, notice of acceleration, presentment for the purpose of accelerating maturity, and diligence in collection.

          7.   DEFAULT.
               -------

          Maker will be in default if any of the following happens: a) Maker fails to make payments when due, (b) Maker breaks any promise made herein to Lender, or Maker fails to perform at the time and strictly in the manner provided in this Note, (c) any representation or statement made or furnished to Lender by Maker or on Maker's behalf is false or misleading in any material respect, (d) Maker becomes insolvent, a receiver is appointed for any part of Maker's property, Maker makes an assignment for the benefit of creditors, or any proceeding is commenced either by Maker or against Maker under any bankruptcy or insolvency laws, and (e) any creditor tries to take any of Maker's property on or in which Lender has a lien or security interest. It is expressly agreed that, upon the occurrence of an event of default, as defined herein, the unpaid principal balance of this promissory note, together with interest accrued hereon, shall be due and payable without presentment, demand, protest, or notice of protest, all of which are hereby expressly waived.

          8.   SECURITY INTERESTS.
               ------------------

          It is further understood that this Note is secured by, among other things, security interests granted to Lender under other agreements.

          9.   ATTORNEYS' FEES.
               ---------------

          In the event it should become necessary to employ counsel to collect this Promissory Note, Maker agrees to pay the reasonable attorneys' fees and costs of the holder hereof, incurred in connection with the holder's collection efforts, irrespective of whether suit is brought.

          10.  SECTION HEADINGS.
               ----------------

          Headings and numbers have been set forth for convenience only. Unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Promissory Note.

          11.  AMENDMENTS IN WRITING.
               ---------------------

          This Promissory Note may be changed, modified, amended, only in writing.

          12.  CHOICE OF LAW
               -------------

          This Promissory Note and all transactions hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the laws of the State of California.

          13.  WAIVER OF TRIAL BY JURY.
               -----------------------

          Maker hereby waives, to the extent permitted under applicable law, any right to trial by jury in any action or proceeding relating to this Promissory Note.

          14.  TRANSFERABILITY.
               ---------------

          The right to principal and interest under this Promissory Note may be transferred only through a book entry system maintained by Maker. Any other means of transfer, including, without limitation, transfers by endorsement, shall be null and void. Ownership of the obligation must be reflected in a book entry. A book entry is a record of ownership that identifies the owner of an interest in this Promissory Note.

Made and Executed at
Newport Beach, California     Virtual Mortgage Network, Inc.,
                              a Nevada corporation


                              By: _______________________________________

                              Name: _____________________________________

                              Title: ____________________________________